                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C.  20549

                                 _______________

                                    FORM 8-K

                 Current Report Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported):  January 22, 2001

                               NATION ENERGY, INC.
             (Exact name of registrant as specified in its charter)

                                 _______________

                DELAWARE             0-30193            59-2887569
             (State or other    (Commission File       (IRS Employer
             jurisdiction of         Number)        Identification No.)
            incorporation or
              organization)

            SUITE 1100 - 609 WEST HASTINGS ST.                V6B 4W4
                   VANCOUVER, BC CANADA                      (Zip Code)
         (Address of principal executive offices)

       Registrant's telephone number, including area code:  (800) 400-3969

                               NATION ENERGY, INC.

      Item 1.  Changes in Control of Registrant.

      a.   On January 22, 2001 Nation Energy, Inc. ("Registrant")
      entered into a Stock Purchase Agreement ("Agreement") with
      Sextan Capital, Inc., a wholly owned subsidiary of Cubix
      Investments Inc. ("Sextan") and other various investors
      pursuant to which said investors purchased 3,850,000 shares of the common stock of Registrant for a total aggregate price of
      $3,850,000. As a result of the agreement Sextan purchased
      3,000,000 shares of the common stock of Registrant.  Sextan paid cash, in the amount of $3,000,000 from its working
      capital.

      Subsequent to signing of the Agreement, Registrant will have a total of 11,020,000 issued and outstanding common shares of which 3,000,000 shares will be owned by Sextan.  As a result of the transaction, Sextan is the beneficial owner, directly or indirectly, of approximately 27% of the common stock of
      Registrant.

      b.   The Registrant is unaware of any agreements, including any pledge by any person of securities of the Registrant, the
      operation of which may at a subsequent date result in a change of control of the Registrant.

      Item 7.   Financial Statements and Exhibits.

      a.   Financial Statements.

                None.

      b.   Pro Forma Financial Statements.

                None.

      C.   Exhibits.

                None.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of
      1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   Nation Energy, INC.
      Date:  January 22, 2001
                                   By:  Donald Sharpe
                                   /s/  Donald Sharpe
                                        President